Exhibit 10.10

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (“Agreement”) is made and entered into this __6_ day of _March__, 20_25_, by and between:

LANDLORD: Club Versante Management Ltd.

Address: 1205-8400 West Road, Richmond, BC

TENANT: Yandoux Patisserie Ltd.

Address: 115-8400 West Road, Richmond, BC

1.	LEASED PREMISES

Landlord leases to Tenant the property located at:

115-8400 WEST RD, RICHMOND, BC

Legal Description: STRATA LOT 3, BLOCK 5N, PLAN EPS5802, SECTION 21, RANGE 6W, NEW WESTMINSTER LAND DISTRICT, TOGETHER WITH AN INTEREST IN THE COMMON PROPERTY IN PROPORTION TO THE UNIT ENTITLEMENT OF THE STRATA LOT AS SHOWN ON FORM V.

PID: 030-797-713

2.	TERM

The term of this Lease shall be for a period of one years, commencing on May 1, 2025, and ending on April 30, 2026, unless otherwise terminated under this Agreement.

3.	RENT & PAYMENT TERMS

Tenant shall pay Landlord a base monthly rent of $10,000 per month, which includes property tax and strata fee, payable on the 1st day of each month.

In addition to the base rent, Tenant shall be responsible for all other taxes and operational costs related to the leased premises.

REVENUE SHARING

If Tenant’s gross revenue exceeds $50,000 but not $70,000 per month, Landlord shall be entitled to 10% of the excess amount as additional rent. If gross revenue exceeds $70,000 per month, Landlord shall be entitled to 30% of the amount exceeding $70,000 as additional rent.

A late fee of $500 shall apply if payment is not received within 5 days of the due date.

LANDLORD CREDIT

If Tenant’s gross revenue is between $50000 to $70000 per month, the Landlord shall receive a monthly credit of $500 to be used at Yandoux Patisserie. This credit is non-transferable and must be redeemed within the same month; any unused portion shall not be carried forward.

4.	USE OF PREMISES

The premises shall be used exclusively for a patisserie and related food and beverage services and for no other purpose without prior written consent from Landlord.

5.	MAINTENANCE & REPAIRS

Tenant shall be responsible for maintaining the interior of the premises in good condition, including repairs to fixtures and equipment. Landlord shall be responsible for structural repairs and maintenance of common areas.

6.	UTILITIES & EXPENSES

Tenant shall be responsible for all utilities, including electricity, water, gas, and internet, unless otherwise agreed upon in writing.

7.	INSURANCE

Tenant shall obtain and maintain commercial liability insurance of at least $_3000000__ per occurrence, naming Landlord as an additional insured party.

8.	DEFAULT & TERMINATION

If Tenant fails to pay rent or breaches any lease terms, Landlord shall have the right to terminate the lease upon _15__ days’ written notice.

9.	GOVERNING LAW

This Agreement shall be governed by the laws of British Columbia, Canada.

10.	ADDITIONAL TERMS

-All restaurant-related expenses, including staffing, supplies, equipment, and operational costs, shall be borne solely by Yandoux Patisserie.

-Any modifications or renovations to the premises must be approved in writing by the Landlord before commencement.

- Landlord shall have full access to all Tenant’s POS (Point of Sale) systems.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the date first written above.

LANDLORD:

Club Versante Management Ltd.

Signature:

Date:	2025/3/31

TENANT:

Yandoux Patisserie Ltd.

Signature:

Date:	2025/3/31

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